EXHIBIT 99.1

CONTACTS: Mark Carter, VP Strategic Initiatives and Investor Relations (704) 557-8386 Joe Calabrese, Financial Relations Board (212) 827-3772

IMMEDIATE RELEASE

February 10, 2012

Snyder’s-Lance, Inc. Reports Results for Full Year 2011

•	Reports full year Net Revenue of $1.64 Billion, a 67% increase over prior year

•	Reports 2011 full year earnings per diluted share of $0.70 excluding special items

•	Reports 2011 full year earnings per diluted share of $0.56 including special items

•	Merger integration on track to be completed as planned mid-year 2012

Charlotte, NC, – February 10, 2012 – Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) today reported results for its fiscal year 2011. Snyder’s-Lance Inc. was formed on December 6, 2010 as a result of the merger (“Merger”) of Lance, Inc. (“Lance”) and Snyder’s of Hanover, Inc. (“Snyder’s”). Prior year results are attributable to Lance prior to the Merger and the operations of the combined company after the Merger. 2010 full year results also included a 53rd week. Where comparisons are made to 2010 results, excluding special items, these include the additional week in 2010.

Net revenues for the year ended December 31, 2011, were $1.64 billion, an increase of 67% over prior year net revenues of $980 million. The Company realized full year net income of $47.8 million excluding special items or $0.70 per diluted share, as compared to full year 2010 net income of $36.0 million excluding special items, or $1.05 per diluted share. Net income including special items was $38.3 million, or $0.56 per diluted share, for the full year 2011 compared to $2.5 million, or $0.07 per diluted share, for 2010. Special items for 2011 were $9.5 million, after tax expense. These items included $12.8 million of severance and professional fee expenses associated with the Merger and other integration efforts, $6.5 million related to the impairment of transportation equipment, and $1.7 million of impairment charges related to the closing of a manufacturing facility in Corsicana, TX. Special items for 2011 also included gains on the sale of route businesses of $5.0 million and a gain of $6.5 million related to a change in vacation plan. Special items for 2010 included after tax expenses of $1.9 million associated with unsuccessful acquisition costs, $2.0 million related to a workforce reduction, $28.2 million associated with the Merger with Snyder’s of Hanover, Inc. and $1.4 million related to other items.

Fourth quarter 2011 net revenues were $412 million, an increase of 45% compared to prior year fourth quarter net revenues of $285 million. Fourth quarter 2011 net income was $14.1 million, excluding special items, which was 75% above the $8.1 million of net income, excluding special items for the prior year. Net income including special items was $22.4 million for the fourth quarter 2011 compared to a fourth quarter 2010 net loss including special items of $19.4 million.

Comments from Management

“The year 2011 was transformational for Snyder’s-Lance, and I’m very pleased with our progress,” commented David V. Singer, Chief Executive Officer. “Our team has done an exceptional job of executing on the complex challenges of Merger integration while continuing to deliver solid top line performance. Our branded products net sales grew by 4.7% on a Proforma basis excluding the reduction in net sales that is associated with converting from company-owned to an independent operator route system. Our largest and most profitable brands and product lines (Snyder’s of Hanover pretzels, Lance sandwich crackers and Cape Cod kettle chips) delivered near double digit growth in net sales in 2011, on a Proforma basis. For the full year 2011, we also reduced our net debt by $20 million on solid net cash flows, and expect to see expect to see net cash flows improve in 2012 as we complete the sale of company owned routes to independent business operators in our direct store delivery network. Although our margins were pressured in 2011, primarily in private brand products, I’m very proud of what has been accomplished by our associates, and look forward to completing the work of integration by mid-year 2012 and then focusing even more sharply on growing our profit margins.”

Mr. Singer continued, “We recently completed the development of our strategic plan, which clarifies our priorities and focus, and sets aggressive goals for the next several years. We will focus most of our resources on growing our core brands and product lines (Snyder’s of Hanover pretzels, Lance sandwich crackers, and Cape Cod Potato Chips). These core brands represent the categories where we have the best market position, profit margins and growth prospects. These will be the primary focus of our resources and deliver the majority of our internal growth in the next few years. At the same time, we will focus on improving the margins on our allied brands and private brands products. As we move through 2012, we believe this focus and the completion of our integration work will deliver wider profit margins and position the company for long-term profitable growth. We anticipate driving growth in our existing product portfolio through excellent marketing programs and expanded distribution. We also anticipate growth from the internal development of new and existing product lines as well as through strategic acquisitions. ”

Dividend Declared

The Company also announced the declaration of a quarterly cash dividend of $0.16 per share on the Company’s common stock. The dividend is payable on March 7, 2012 to stockholders of record at the close of business on February 29, 2012

Estimates Provided for 2012

Lower pricing associated with the conversion to an independent business operator (IBO) model in the Company’s direct store delivery (DSD) network is expected to reduce net revenues between 4% and 5% for 2012 as company owned routes transition during the first half of the year. However, the Company believes that its overall net revenue for the full year 2012 will only decline 1% to 3% overall, and that its earnings per diluted share will increase between 30% and 45%.

We estimate capital expenditures to be in an $80 million to $85 million range for 2012 as we invest in our plant capacities.

Conference Call

Snyder’s-Lance, Inc. has scheduled a conference call and presentation with investors at 9:00 am eastern time on Friday, February 10, 2012 to discuss financial results. To participate in the conference call, the dial-in number is (866) 814-7293 for U.S. callers or (702) 696-4943 for international callers. A continuous telephone replay of the call will be available between 1:00 pm on February 10th and midnight on February 17th. The replay telephone number is (800) 642-1687 for U.S. callers or (706) 645-9291 for international callers. The replay access code is 46451484. Investors may also access a web-based replay of the conference call at Snyder’s-Lance’s web site, www.snyderslance.com.

The conference call and accompanying slide presentation will be webcast live through the Investor Relations section of Snyder’s-Lance, Inc.’s website www.snyderslance.com. In addition, the slide presentation will be available to download and print approximately 30 minutes before the webcast at Snyder’s-Lance’s Investor Relations home page.

About Snyder’s-Lance Inc.

Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE), headquartered in Charlotte, North Carolina, manufactures, markets and distributes snack foods throughout the United States and internationally. The Company’s products include pretzels, sandwich crackers, potato chips, cookies, tortilla chips, restaurant style crackers, nuts and other snacks. Snyder’s-Lance, Inc. has manufacturing facilities in North Carolina, Pennsylvania, Iowa, Indiana, Georgia, Arizona, Massachusetts, Florida, Ohio, and Ontario, Canada. Products are sold under brand names including Snyder’s of Hanover, Lance, Cape Cod, Tom’s, Jays, Krunchers!, Grande, Archway, O-Ke-Doke, and Stella D’oro along with a number of private label and third party brands. Products are distributed widely through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. LNCE-E

Cautionary Information about Forward Looking Statements

This news release contains statements which may be forward looking within the meaning of applicable securities laws. The statements include projections regarding future revenues, earnings and other results which are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include: general economic conditions; increases in cost or availability of ingredients, packaging, energy and employees; price competition and industry consolidation; loss of major customers or changes in product offerings with significant customers; business disruption from merger integration and conversion of our distribution network to independent operators, including failure to realize anticipated synergies in a timely manner or the loss of key personnel; failure to maintain proper and effective internal controls; ability to execute strategic initiatives; product recalls and concerns surrounding the quality or safety of products and ingredients; disruptions to our supply chain or information technology systems; changes in consumer preferences; inability to maintain existing markets or expand to other geographic markets; potential threats to trademarks and other proprietary intellectual rights; food industry and regulatory factors; interest rate and foreign exchange rate risks; and the interests of significant stockholders may conflict with those of other stockholders, which have been discussed in greater detail in our most recent Form 10-K and other reports filed with the Securities and Exchange Commission.

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except share and per-share data)

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Net revenue	$412,127	$285,118	$1,635,036	$979,835
Cost of sales	268,012	182,229	1,065,107	601,015

Gross margin	144,115	102,889	569,929	378,820

Selling, general and administrative	110,412	123,111	495,267	359,629
Other (income)/expense, net	(1,686)	3,103	4,257	7,108

Income/(Loss) before interest and income taxes	35,389	(23,325)	70,405	12,083

Interest expense, net	2,496	1,358	10,560	3,921

Income/(Loss) before income taxes	32,893	(24,683)	59,845	8,162

Income tax expense/(benefit)	10,274	(5,309)	21,104	5,631

Net income/(loss)	22,619	(19,374)	$38,741	$2,531

Net income attributable to non-controlling interests	192	19	483	19

Net income/(loss) attributable to Snyder’s-Lance, Inc.	$22,427	$(19,393)	$38,258	$2,512

Basic earnings/(loss) per share	$0.33	$(0.48)	$0.57	$0.07
Weighted average shares outstanding – basic	67,798,000	40,164,000	67,400,000	34,128,000

Diluted earnings/(loss) per share	$0.33	$(0.48)	$0.56	$0.07
Weighted average shares outstanding – diluted	68,882,000	40,164,000	68,478,000	34,348,000

Cash dividends declared per share, including special dividend of $3.75 per share in 2010	$0.16	$3.91	$0.64	$4.39

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31, 2011 and January 1, 2011

(unaudited)

(in thousands, except share data)	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$20,841	$27,877
Accounts receivable, net of allowances of $1,884 and $2,899, respectively	143,238	128,556
Inventories	106,261	96,936
Income tax receivable	18,119	29,304
Deferred income taxes	21,042	14,346
Assets held for sale	57,822	385
Prepaid expenses and other current assets	20,705	26,363

Total current assets	388,028	323,767

Fixed assets	313,043	336,673
Goodwill, net	367,853	376,281
Other intangible assets, net	376,062	407,579
Other noncurrent assets	21,804	18,056

Total assets	$1,466,790	$1,462,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,930	$39,938
Accrued compensation	29,248	31,564
Accrued profit-sharing retirement plan	9,249	9,884
Accrual for casualty insurance claims	6,957	6,477
Accrued selling costs	21,465	15,521
Other payables and accrued liabilities	31,041	32,118
Current portion of long-term debt	4,256	57,767

Total current liabilities	155,146	193,269

Long-term debt	253,939	227,462
Deferred income taxes	196,244	180,812
Accrual for casualty insurance claims	7,724	9,195
Other noncurrent liabilities	15,146	15,003

Total liabilities	628,199	625,741

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $0.83 1/3 par value. Authorized 75,000,000 shares; 67,820,798 and 66,336,807 shares outstanding, respectively	56,515	55,278
Preferred stock, $1.00 par value. Authorized 5,000,000 shares; no shares outstanding	—	—
Additional paid-in capital	730,338	722,007
Retained earnings	35,538	40,199
Accumulated other comprehensive income	13,720	15,104

Total Snyder’s-Lance, Inc. stockholders’ equity	836,111	832,588
Noncontrolling interests	2,480	4,027

Total stockholders’ equity	838,591	836,615

Total liabilities and stockholders’ equity	$1,466,790	$1,462,356

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Fiscal Years Ended December 31, 2011 and January 1, 2011

(unaudited)

(in thousands)	2011	2010

Operating activities:
Net income	$38,741	$2,531
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	55,337	40,100
Stock-based compensation expense	2,535	19,524
Loss on sale of fixed assets, net	1,851	682
Gain on sale of route businesses	(9,440)	—
Impairment of long-lived assets	12,704	584
Change in vacation policy	(9,916)	—
Deferred income taxes	6,026	18,228
Provision for doubtful accounts	402	2,649
Changes in operating assets and liabilities, excluding business acquisitions and foreign currency translation adjustments:
Accounts receivable	(15,773)	4,376
Inventory	(8,680)	7,496
Other current assets	17,022	(30,885)
Accounts payable	11,665	(6,032)
Other accrued liabilities	12,585	(19,562)
Other noncurrent assets	(2,882)	2,519
Other noncurrent liabilities	(649)	2,234

Net cash provided by operating activities	111,528	44,444

Investing activities:
Purchases of fixed assets	(57,726)	(33,347)
Purchases of route businesses	(31,418)	—
Proceeds from sale of fixed and intangible assets	4,351	2,731
Proceeds from sale of route businesses	42,294	—
Proceeds from sale of investments	960	—
Proceeds from federal grant for solar farm	4,212	—
Business acquisitions, net of cash acquired	(15,394)	96,336

Net cash (used in)/provided by investing activities	(52,721)	65,720

Financing activities:
Dividends paid to stockholders	(42,918)	(142,458)
Dividends paid to noncontrolling interests	(281)	—
Acquisition of additional interest in Melisi Snacks, Inc.	(3,500)	—
Issuances of common stock	8,191	13,102
Repurchases of common stock	—	(6,519)
Repayments of long-term debt	(62,309)	—
Net proceeds from existing credit facilities	35,098	47,762

Net cash used in financing activities	(65,719)	(88,113)

Effect of exchange rate changes on cash	(124)	408

(Decrease)/increase in cash and cash equivalents	(7,036)	22,459
Cash and cash equivalents at beginning of fiscal year	27,877	5,418

Cash and cash equivalents at end of fiscal year	$20,841	$27,877

Non-cash investing activities:
Common stock and options issued for business combinations	$—	$676,211

Supplemental information:
Cash paid for income taxes, net of refunds of $7,250, $23 and $149, respectively	$2,364	$12,208
Cash paid for interest	$11,341	$6,391

SNYDER’S-LANCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(in thousands, except per share data)

(unaudited)

	Net of Tax	Per Diluted Share
Quarter Ended December 31, 2011
Net income attributable to Snyder’s-Lance, Inc.	$22,427	$0.33

Costs related to closing and selling the Corsicana, TX manufacturing facility	1,690	0.02
Change in vacation policy	(6,445)	(0.09)
Gain on sale of route businesses	(4,618)	(0.07)
Other merger-related costs – severance and professional fees	1,065	0.01

Net income attributable to Snyder’s-Lance, Inc., excluding special items	$14,119	$0.20

Quarter Ended January 1, 2011
Net loss attributable to Snyder’s-Lance, Inc.	$(19,393)	$(0.48)

Costs related to Merger	25,995	0.65
Costs related to insurance settlement	1,466	0.03

Net income attributable to Snyder’s-Lance, Inc., excluding special items	$8,068	$0.20

Year Ended December 31, 2011
Net income attributable to Snyder’s-Lance, Inc.	$38,258	$0.56

Impairment of route trucks	6,481	0.09
Costs related to closing and selling the Corsicana, TX manufacturing facility	1,690	0.02
Change in vacation policy	(6,445)	(0.09)
Gain on sale of route businesses	(4,975)	(0.07)
Other merger-related costs – severance and professional fees	12,764	0.19

Net income attributable to Snyder’s-Lance, Inc., excluding special items	$47,773	$0.70

Year Ended January 1, 2011
Net income attributable to Snyder’s-Lance, Inc.	$2,512	$0.07

Costs related to Merger	28,162	0.82
Costs related to insurance settlement	1,466	0.04
Employee termination costs from workforce reduction	1,958	0.06
Unsuccessful bid for targeted acquisition	1,930	0.06

Net income attributable to Snyder’s-Lance, Inc., excluding special items	$36,028	$1.05